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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements (Form S-3, No. 33-77964; Form S-3, No. 333-10455; Form S-3, No.333-10459; Form S-3,
No. 333-20911; Form S-3, No. 333-45067; Form S-3, No. 333-45127; Form S-3,
No. 333-60859; Form S-3, No. 333-85431; Form S-4, No. 333-90421; Form S-8,
No. 33-52168; Form S-8, No. 33-69322; Form S-8, No. 33-71450; Form S-8,
No. 33-89072; Form S-8, No. 333-02115; Form S-8, No. 333-10349; Form S-8,
No. 333-16531; Form S-8, No. 333-16015; Form S-8, No. 333-30279; Form S-8,
No. 333-30281; Form S-8, No. 333-45079; Form S-8, No. 333-45095; Form S-8,
No. 333-45083; Form S-8, No. 333-62609; Form S-8, No. 333-62613; Form S-8,
No. 333-36901; Form S-8, No. 333-85393; Form S-8, No. 333-85389; and Form S-8,
No. 333-85919) of MCI WORLDCOM, Inc. of our reports dated February 1, 2000 with respect to the consolidated financial statements and schedule of Sprint Corporation and the combined financial statements and schedules of the Sprint FON Group and the Sprint PCS Group included in this Current Report (Form 8-K-2) dated April 11, 2000.


                                        ERNST & YOUNG LLP

Kansas City, Missouri
April 11, 2000